UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 25, 2019

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700 Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 25, 2019, Rambus Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders. There were 110,030,515 shares issued, outstanding and eligible to vote at the meeting as of the record date of February 28, 2019, of which 97,953,458 shares were represented at the meeting, constituting 89.02% of the outstanding shares entitled to vote. The proposals considered at the meeting, each of which passed, are described in detail in the Company’s 2019 Proxy Statement. The proposals and the vote with respect to each such matter are set forth below:

(i)	ITEM 1: Election of three Class II directors for a term of two years expiring in 2021:

Name	For	Against	Abstain	Broker Non-Votes
Emiko Higashi	76,734,517	2,121,029	80,980	19,016,932
Sanjay Saraf	77,146,019	1,707,550	82,957	19,016,932
Eric Stang	69,560,822	9,297,463	78,241	19,016,932

(ii)	ITEM 2: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
75,205,883	3,612,749	117,894	19,016,932

(iii)	ITEM 3: Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the period ending December 31, 2019:

For	Against	Abstain	Broker Non-Votes
95,853,537	1,948,251	151,670	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2019	Rambus Inc.

/s/ Jae Kim
Jae Kim Senior Vice President and General Counsel